CPI Aerostructures, Inc. 8-K

EXHIBIT 31.1

CPI AEROSTRUCTURES, INC.

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULES 13A-14(A) AND 15D-14(A) UNDER

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Dorith Hakim, certify that:

1.	I have reviewed Amendment No. 2 to the Annual Report on Form 10-K of CPI Aerostructures, Inc. for the year ended December 31, 2025; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2026	/s/ DORITH HAKIM
Dorith Hakim
Chief Executive Officer
(Principal Executive Officer)